Exhibit 10.9

OPERATING AGREEMENT

by and among

FLORIDIAN FINANCIAL MORTGAGE, LLC,

a Florida limited liability company,

and its Members,

FLORIDIAN FINANCIAL GROUP, INC.,

a Florida corporation,

and

FBC MORTGAGE, LLC,

a Florida limited liability company

(The Table of Contents for the Operating Agreement of FLORIDIAN FINANCIAL MORTGAGE, LLC is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of said document)

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ARTICLE I	FORMATION AND TERM OF THE COMPANY	1
Section 1.1	Formation	1
Section 1.2	Legal and Business Names	1
Section 1.3	Principal Places of Business	1
Section 1.4	Purposes	1
Section 1.5	Title to Property	2
Section 1.6	Term	2
Section 1.7	Independent Activities; Transactions with Affiliates	2
Section 1.8	Definitions	2
ARTICLE II	CONTRIBUTIONS AND PERCENTAGE INTERESTS	4
Section 2.1	Initial Capital Contributions	4
Section 2.2	Interests of Members	4
Section 2.3	Additional Capital Contributions and Member Loans	4
Section 2.4	Return of Contributions	4
Section 2.5	Capital Accounts	4
Section 2.6	Changes in Company Interests	5
ARTICLE III	PROFIT OR LOSS AND ALLOCATIONS	5
ARTICLE IV	DISTRIBUTIONS	8
Section 4.1	Distributable Amounts	8
Section 4.2	Distributions	8
ARTICLE V	MANAGEMENT	9
Section 5.1	Management by Members	9
Section 5.2	Operational Authority of Members	9

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(continued)

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Section 5.3	Duties of the Manager	10
Section 5.4	Nonliability of Members for Acts or Omissions in Their Managerial Capacity	10
Section 5.5	No Authority of Individual Members	10
Section 5.6	Limitations on Manager’s Management Authority	10
Section 5.7	Consultants	10
Section 5.8	Action Without a Meeting	10
Section 5.9	Compensation	11
ARTICLE VI	TRANSFER OF INTERESTS IN COMPANY	11
Section 6.1	Prohibited Transfers	11
Section 6.2	Withdrawal	11
ARTICLE VII	TERMINATION AND LIQUIDATION DISTRIBUTION	11
Section 7.1	Liquidating Events	11
Section 7.2	Winding Up	11
Section 7.3	Compliance With Certain Requirements of Regulations; Deficit Capital Accounts	12
Section 7.4	Rights of Members	12
Section 7.5	No Petition for Dissolution	12
Section 7.6	Deemed Distribution and Recontribution	12
ARTICLE VIII	FINANCIAL AND TAX MATTERS	13
Section 8.1	Books of Account	13
Section 8.2	Accounting and Reports	13
Section 8.3	Fiscal Year and Accounting Method	13
Section 8.4	Banking	13
Section 8.5	Accounting Decisions	14
Section 8.6	Reserves	14
Section 8.7	Tax Matters Partner	14
Section 8.8	Tax Election	14
Section 8.9	Adjustments to Tax Basis	14
ARTICLE IX	MISCELLANEOUS	14
Section 9.1	Amendments	14

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(continued)

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EXHIBIT "A"	INITIAL CAPITAL CONTRIBUTIONS	18

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OPERATING AGREEMENT

BY AND AMONG

FLORIDIAN FINANCIAL MORTGAGE, LLC

AND ITS MEMBERS

THIS OPERATING AGREEMENT (the “Agreement”), is entered into as of the ____ day of _______________, 2008, by and among FLORIDIAN FINANCIAL MORTGAGE, LLC, a Florida limited liability company (the “Company”), and its members, FLORIDIAN FINANCIAL GROUP, INC., a Florida corporation and registered bank holding company (“Floridian”), and FBC MORTGAGE, LLC, a Florida limited liability company and licensed correspondent mortgage lender (“FBC”) (each of Floridian and FBC is sometimes referred to herein as a “Member,” and both are referred to collectively as the “Members” of the Company).

WITNESSETH:

In consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

ARTICLE I

FORMATION AND TERM OF THE COMPANY

Section 1.1     Formation. The Members have heretofore formed the Company for the limited purposes and scope set forth in this Agreement. Except as otherwise specifically provided in this Agreement, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Florida Limited Liability Company Act, Chapter 608, Florida Statutes (the “Act”).

Section 1.2     Legal and Business Names. The legal name of the Company is FLORIDIAN FINANCIAL MORTGAGE, LLC.

Section 1.3     Principal Place of Business. The principal place of business of the Company shall be located at 189 S. Orange Ave., Ste 950 Orlando FL. 32801, or at such other place as the Members may from time to time designate in writing. The Company may also maintain other offices at places as the Members may deem advisable.

Section 1.4     Purposes. Subject to the provisions of this Agreement, the purposes of the Company are to originate, process and close mortgage loans and to engage in any and all activities related or incidental thereto. The Company shall engage in no other business unless approved by the Members; provided, however, that notwithstanding any other provision of this Agreement, if any Member of the Company is an Insured Bank or a registered bank holding company that is the parent company of an Insured Bank, the Company shall engage only in activities that are part of, or incidental to, the business of banking.

Section 1.5     Title to Property. All real and personal property owned by the Company shall be owned by the Company as a distinct legal entity, and no Member shall have any ownership interest in such property in its individual name or right, and each Member’s interest in the Company shall be personal property for all purposes. Except as otherwise provided in this Agreement, the Company shall hold all of its real and personal property in the name of the Company and not in the name of any Member.

Section 1.6     Term. The term of the Company commenced on the date the Articles of Organization were filed in the office of the Secretary of State of Florida in accordance with the Act, and shall continue until the winding up and liquidation of the Company and its business is completed following a Liquidating Event, as provided in Section 7.1 hereof.

Section 1.7   Independent Activities; Transactions with Affiliates.

(a)       Each Member and any of its Affiliates shall be required to devote only such time to the affairs of the Company as such Member determines in its sole discretion may be necessary to manage and operate the Company, and each such Person, to the extent not otherwise directed by such Member, shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate in its discretion.

(b)       Insofar as permitted by applicable law, each Member may, notwithstanding this Agreement, engage in whatever activities they choose, whether the same are competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company or any Member and neither this Agreement nor any activity undertaken pursuant hereto shall prevent any Member from engaging in such activities, or require any Member to permit the Company or any Member to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation.

Section 1.8     Definitions. The following definitions and abbreviations shall be used for purposes of this Agreement:

(a)       “Act” shall mean the Florida Limited Liability Company Act, as set forth in Chapter 608, Florida Statues, as amended from time to time (or any corresponding provision of succeeding law).

(b)       “Affiliate” or “Associate” means any employee or any individuals or entities affiliated or in any way related to the Members, or employees, whether directly or indirectly by blood relationship to marriage or through common ownership or common employees, officers, members or directors.

(c)       “Agreement” shall mean this Operating Agreement, as amended, modified or supplemented from time to time.

(d)       “Capital Account” shall mean the capital account of each Member created and maintained pursuant to this Agreement.

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(e)       “Capital Contribution(s)” shall mean the aggregate amount of cash and the agreed fair market value of any other property contributed by a Member to the capital of the Company.

(f)        “Capital Contribution(s)” shall mean the aggregate amount of cash and the agreed fair market value of any other property contributed by a Member to the capital of the Company.

(g)   “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h)       “Fiscal Year” means the fiscal year of the Company, which is the calendar year.

(i)        “Insured Bank” means a state bank or national banking association the deposit accounts of which are insured by the Federal Deposit Insurance Corporation pursuant to the provisions of the Federal Deposit Insurance Act, 12 U.S.C. 1810, et seq.

(j)        “Liquidating Event” shall have the meaning given such term in Section 7.1.

(k)       “Members” shall mean FLORIDIAN and FBC (hereinafter sometimes referred to as the “Members”).

(l)        “Member Loan” means amounts transferred to the Company by a Member as a Loan. With respect to Section 3.4, the term “Member Loan” shall also mean liabilities of the Company for which a Member (or a Person related to such Member under Regulation § 1.752-4(b) bears the economic risk of loss (within the meaning of Regulation §1.752-2(b)-(j)).

(m)      “Minimum Gain” shall mean the amount determined by computing with respect to each non-recourse liability of the Company, including for this purpose a loan for which a Member bears the economic risk of loss, the amount of Gain (of whatever character), if any, that would be realized by the Company if it disposed (in a taxable transaction) of the property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed.

(n)       “Percentage Interest” means the underlying share of each Member, expressed as a percentage, in the Company, including such Member’s share of Profits and Losses and cash distributions where such items are stated in this Agreement to be allocated or made to the Members in accordance with their respective Percentage Interests.

(o)       “Permitted Transferee” shall have the meaning given such term in Section 6.3.

(p)       “Person” shall mean any individual, membership, corporation, trust, or other entity.

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(q)       “Profit and Losses” shall mean for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss).

(r)        “Property” shall mean any real or personal property owned by the Company

(s)        “Regulations” means the Income Tax Regulations promulgated under the Code, as such Regulations may from time to time be amended.

To the extent that capitalized terms appear in this Agreement but are not defined above in this Article, such term shall have the meaning otherwise set forth in this Agreement.

ARTICLE II

CONTRIBUTIONS AND PERCENTAGE INTERESTS

Section 2.1     Initial Capital Contributions. Simultaneously with the execution of this Agreement, each Member shall contribute to the capital of the Company in the amount and in the manner set forth in Exhibit “A” attached hereto.

Section 2.2     Interests of Members. The Members shall have Percentage Interests equal to the percentage set forth in Exhibit “A”. Except as otherwise provided in this Agreement, each Member shall share in accordance with its Percentage Interest all profits and losses of the Company and all distributions of assets of the Company, whether distributions of available cash, capital, or otherwise.

Section 2.3   Additional Capital Contributions and Member Loans.

(a)       The Members shall make an additional Capital Contributions upon the request of a majority of the Members and in amounts proportionate to the Members’ respective Percentage Interests to the Company.

(b)       No additional contribution of capital pursuant to this Article II shall increase the Percentage Interest allocable to such Member pursuant to Section 2.2 hereof.

(c)       The Members may make loans to the Company upon the approval of a majority of the Members.

Section 2.4     Return of Contributions. Except as otherwise specifically provided in this Agreement, no Member shall have the right to withdraw any part of its capital contribution.

Section 2.5     Capital Accounts. An individual capital account shall be maintained for each Member in accordance with Section 704(b) of the Code, paragraph 1.704-1(b)(2)(iv) of the accompanying Treasury Regulations, and the following rules:

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(a)       Computation of Capital Account Balance. The capital account of a Member shall consist of the initial Capital Contributions as set forth in Section 2.1 hereof, increased by: (i) the amount of money contributed by such Member to the Company, (ii) the fair market value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), (iii) such Member’s allocable share of Company income and gain, (iv) the amount of any Company liabilities assumed by the Member or that are secured by any Company property distributed to that Member, (iv) the amount of any Company liabilities assumed by the Member or that are secured by any Company property distributed to that Member; and decreased by (v) the amount of money distributed to such Member, (vi) the fair market value of property distributed to such Member (net of liabilities secured by such property that such Member is considered to assume or take subject to under Section 752 of the Code), (vii) such Member’s allocable share of all items of Company loss or deduction, and (viii) the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by that Member to the Company.

(b)       Built-In Gain or Loss. The capital account of a Member shall not be increased or decreased with regard to any built-in gain or loss allocated to the Member pursuant to Section 3.4(a) hereof.

(c)       Transferee’s Capital Account. Except as otherwise provided herein, in the event of a transfer of any Company interest, the transferee shall assume the capital account balance of the transferor.

(d)       Interest. No interest shall be paid on any present or future capital account balance.

(e)       Conformance with Regulations. The provisions of this Section 2.5 are intended to comply with Treasury Regulation Section 1.704-1(b) regarding the maintenance of the capital accounts of the Members and this Section 2.5 shall be interpreted and applied in a manner consistent with such Regulations.

Section 2.6     Changes in Company Interests. Upon the contribution to, or distribution from, the Company of Property in connection with admission to, or retirement from the Company of a Member or a change in the interest of a Member in the Company, the assets of the Company shall be revalued on the books of the Company to reflect the fair market value of such assets at the time of the occurrence of such event, and the Capital Accounts of the Members shall be adjusted in the manner provided under Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and (g).

ARTICLE III

PROFIT OR LOSS AND ALLOCATIONS

Section 3.1     Determination of Profit or Loss. The items of income, gains, expenses, deductions, losses and credits to the Company shall be determined in accordance with generally accepted accounting principles, consistently applied, within sixty (60) days after the close of the fiscal year of the Company.

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Section 3.2     Costs and Expenses. The Company shall pay all expenses (which expenses shall be billed directly to the Company) of the Company which may include but are not limited to: (i) all actual compensation and employer taxes of personnel employed full or part time by the Company and involved in the business of the Company; (ii) all costs of borrowed money, taxes and assessments on Company assets and other taxes applicable to the Company; (iii) legal, audit, accounting, brokerage and other fees; (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Company or in connection with the business of the Company; (v) fees and expenses paid to independent contractors, consultants, and other agents; (vi) the cost of insurance as required in connection with the business of the Company; (vii) expenses of organizing, revising, amending, converting, modifying or terminating the Company; (viii) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Company; and (ix) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, lease or other disposition of the Property.

Section 3.3  Allocations.

(a)       Except as provided in Section 3.4, Profits for any Fiscal Year shall be allocated among the Members in accordance with their respective Percentage Interests.

(b)       Except as provided in Section 3.4, the Losses for any Fiscal Year shall be allocated among the Members in accordance with their respective Percentage Interests.

Section 3.4  Special Allocations.

(a)       Contributed Property. Notwithstanding any other provision to the contrary in this Agreement, in accordance with Section 704(c) of the Code and the accompanying Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property other than cash contributed to the capital of the Company shall, solely for tax purposes, be allocated among Members so as to take account of any variation between (i) the adjusted basis of such property to the Company for federal income tax purposes on the date of contribution and (ii) the fair market value of such property on the date contributed to the Company, as determined by the contributing Member and the remaining Member. In any case, however, the total income, gain, loss or deductions (including, but not limited to, depreciation) allocated in accordance with Section 704(c) of the Code is limited to a “ceiling” which cannot exceed the amount of a gain or loss actually realized by the Company or the depreciation or depletion allowable to it.

(b)   Minimum Gain Chargeback and Qualified Income Offset.

(1)       Notwithstanding anything to the contrary set forth in this Agreement, if at the close of any taxable year (A) the foregoing allocation provisions of this Article III and the distribution provisions of this Agreement would (but for this Section 3.4(b) cause the negative Capital Account balance of any Member to exceed such Member’s Share (as defined below) of the Company’s Minimum Gain, taking into account the rules of Treasury Regulations Sections 1.704-1(b)(2)(ii)(a)(4), (5) and (6), plus any amounts which such Member

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is required to restore to the Company upon liquidation (or that are treated as such amounts pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c)), or (B) the allocation of further taxable loss or deductions of the Company pursuant to the other provisions of this Article III would result in any such excess, then to the extent (but only to the extent) required to eliminate or prevent the creation of any such excess: (I) all items of taxable loss and deduction of the Company for such year and subsequent years shall be allocated to Members having positive Capital Account balances in proportion to such balances until such balances are reduced to zero and (II) all gross income of the Company for such year and subsequent years shall be allocated to those Members having excess negative Capital Account balances in proportion to such excess balances until such excess negative balances are reduced to zero. Thereafter all taxable income, taxable loss and deductions of the Company shall be allocated in accordance with the foregoing provisions of this Article III. This Section 3.4(b) is intended to comply with the minimum gain chargeback requirements of Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(f) and with the qualified income offset requirement of Treasury Regulations Section 1.704-1(b)(2)(ii)(d). For purposes of this Section 3.4(b), a Member’s Share of the Company’s Minimum Gain shall mean the excess of (A) the sum of (X) the aggregate nonrecourse deductions of the Company (as defined in Treasury Regulations Section 1.704-2(c)) and Member nonrecourse deductions of the Company (as defined in Treasury Regulations Section 1.704-2(i)(2) allocated to such Member, plus (Y) its distribution of any financing or refinancing proceeds allocable (under Treasury Regulations Sections 1.704-1(h)(i)(2) to an increase in Company Minimum Gain with respect to a liability other than a Member Loan plus (Z) its distribution of any financing or refinancing proceeds allocable (under Treasury Regulations Sections 1.704-2(i)(6) to an increase in Company Minimum Gain with respect to a Member Loan but only if such Member (or a person related to such Member) bears the economic risk of loss for the Member Loan at the time of the distribution with respect to such distribution, over (B) its share of any net decrease in the Company’s Minimum Gain as determined under Treasury Regulations Sections 1.70402(f)(1) and 1.704-2(g)(2).

(2)       If there is a net decrease in Company Minimum Gain for a taxable year of the Company (or a net decrease in the Minimum Gain attributable to a Member Loan) allocable to the disposition of a Property, then each Member must be allocated items of income or gain of the Company for such year in proportion to, and to the extent of, the portion of such Member’s share of the net decrease in Company Minimum Gain determined under Treasury Regulations Sections 1.704-2(g)(2) (or such Member’s share of the net decrease in the Minimum Gain attributable to a Member Loan as determined under Treasury Regulations Section 1.704-2(i)(4)). This Section 3.4(b)(ii) shall be applied before applying Section 3.4(b)(i).

(3)       If upon the liquidation of the Company any allocation pursuant to clause (i) or (ii) above has the net effect (after taking into account all adjustments to Capital Accounts during the term of, and upon liquidation of the Company and after making distributions except as set forth in Subsection 7.2(c)) of adjusting the Capital Accounts of the Members so that the ratio thereof does not reflect the ratio of their respective Percentage Interests, then the gains and losses realized upon liquidation shall (to the extent not strictly prohibited by Treasury Regulations) be allocated in a manner so as to make the ratio of each Member’s Capital Account reflect the ratio of each Member’s Percentage Interest.

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(c)       Mandatory Allocations. Notwithstanding the foregoing, if Subsection (a) above requires allocations of income or loss of the Company in a manner different than that set forth in Subsection (b) above, the provisions of Section 704(c) and the regulations thereunder shall control such allocations among the Members, and all deductions and losses of the Company that, pursuant to Treasury Regulations Section 1.704-2(i), are attributable to a liability of the Company for which a Member (or a person related to such Member under Treasury Regulations Section 1.752-4(b) bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2(b)-(i) shall be allocated to such Member.

Section 3.5     Crediting Accounts. Items of income, gains, expenses, deductions, losses and credits shall be credited or debited as the case may be, to each Member’s capital account as provided in Section 2.5 hereof and pursuant to the adjustments described in Section 3.4 hereof, if applicable.

ARTICLE IV

DISTRIBUTIONS

Section 4.1     Distributable Amounts. The Company shall make distribution of any amounts of cash received by the Company in excess of its reasonable operating requirements, as determined pursuant to the unanimous vote of the Members. The amounts available for distribution may be generated by operations of the Company, through the sale, condemnation or refinancing of the Company, by collection of amounts owed to the Company or by any other transaction. Provided, however, no distribution pursuant to this Section 4.1 shall be made unless after the distribution the Company retains assets sufficient to pay all expenses and to establish and maintain such working capital reserves as are required, determined by the unanimous vote of the Members, for the proper operation of the Company’s business.

Section 4.2  Distributions.

(a)       Subject to the guidelines and restrictions of Section 4.1, above, on a quarterly basis the Company shall distribute to the Members (in accordance with their respective Percentage Interests) not less than an amount equal to (x) the estimated amount of the Company’s items of taxable income and gain (determined under Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be separately stated shall be included in taxable income or loss) for such quarter and the amount by which the Company’s aggregate items of income and loss (for this purpose, all items of income, gain, loss or deduction required to be separately stated shall be included in taxable income or loss) for each quarter ending prior to such quarter exceed the Company’s aggregate items of income and gain (for this purpose, all items of income, gain, loss or deduction required to be separately stated shall be included in taxable income or loss)) for such period, multiplied by (z) the sum of: (A) the highest marginal federal income tax rates in effect for such quarter which are applicable to any Member (“Federal Rate”) plus (B) the highest combined marginal state and local income tax rates in effect for such quarter (“State Rate”) which are applicable to any Member with respect to the Company’s income shall be made within forty-five (45) days after the end of such quarter. Any determinations of the amount of each such quarterly tax distribution shall be made by the Members upon the advice of the Company’s certified public accountants or tax counsel.

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(b)       Except as provided in Section 7.2, and after giving effect to the distributions described in Section 4.2(a), distributions of available cash (whether from operations or sale or refinancing of the Property or otherwise) shall be made to the Members in accordance with their respective Percentage Interests (to be made no later than the forty-fifth (45th) day after the end of each fiscal quarter).

ARTICLE V

MANAGEMENT

Section 5.1     Management by Members. The Company shall be managed by FBC (the “Manager”), which shall have sole authority to manage the Company; provided, however, that Floridian, and any other Member of the Company that is an Insured Bank or the parent holding company of an Insured Bank, shall have veto power over any activities or proposed activities of the Company and over any major decisions of the Manager that are inconsistent with the provisions of Section 1.4.

Section 5.2  Operational Authority of Members.

(a)       The Members, with the approval of Members owning combined Percentage Interests greater than fifty percent (50%) of all Percentage Interests in the Company, are authorized to make any contracts, enter into any transactions, and make and obtain any commitments on behalf of the Company to conduct or further the Company’s business including, without limitation, the right to:

(1)       Acquire, operate and maintain the Property and to discharge the obligations of the company with respect thereto.

(2)       Prosecute, defend, waive, settle or compromise claims and causes of actions (in contract, tort or otherwise) by or against the Company.

(3)       Take and hold all real, personal and mixed property of the Company in the name of the Company.

(4)       Open and maintain checking, savings, brokerage and other bank and investment accounts as the Members may deem necessary or appropriate.

(5)       Purchase at the expense of the Company, liability and other insurance to protect the Company’s business and the members from liabilities arising out of the Company’s business.

(6)       Incur obligations and make expenditures on behalf of the Company to the extent consistent with any approved budget.

(7)       Prepare and file (subject to the approval of all of the Members) all real and personal property tax returns required to be filed by the Company with respect to the Property.

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(8)       Prepare and file (subject to the approval of all of the Members) all federal and state income tax returns required to be filed by the Company.

(b)       The Manager may delegate to a subcommittee of Members, an individual Member, or an employee of the Company any management responsibility or authority except those matters described in Section 5.6.

Section 5.3   Duties of the Manager.

(a)       The Manager shall discharge its managerial duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Manager reasonably believes to be in the best interests of the Company.

(b)       A Manager may rely on information received from other persons if that reliance is consistent with the Manager’s duties under Section 5.3(a).

Section 5.4     Nonliability of Members for Acts or Omissions in Their Managerial Capacity. To the full extent permitted by law, all Members are released from liability for damages and other monetary relief on account of any act, omission, or conduct in the Member’s managerial capacity.

Section 5.5     No Authority of Individual Members. No individual Member is an agent of the Company or has the authority to make any contracts, enter into any transactions or make any commitments on behalf of the Company.

Section 5.6     Limitations on Manager’s Management Authority. Notwithstanding anything to the contrary herein, the following decisions (major decisions) shall require the unanimous consent of all of the Members:

(a)	Borrowing of money.
(b)	The sale or exchange of any of the assets of the Company.
(c)	Any amendment to the Agreement.
(d)	The admission of new Members to the Company.
(e)	Dissolution of the Company.

Section 5.7     Consultants. Except as limited in this Agreement, the cm. is Manager may from time to time employ on behalf of the Company such persons, firms or corporations as it in its sole judgment shall deem advisable in the operation of the business of the Company, including appraisers, accountants and attorneys, on such terms and for such compensation as it, in its sole judgment shall determine.

Section 5.8     Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting by written action signed by the Members who own Percentage Interests equal to the percentage of Company Interests that would

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be required to take the same action at a meeting of the Members at which all Members were present. The written action is effective when signed by Members owning the required Percentage Interests for the decision made in the written action, unless a different effective time is provided in the written action. When written action is taken by less than all Members, the Company will immediately notify all Members of the action’s text and effective date. Failure to provide the notice does not invalidate the written action.

Section 5.9     Compensation. The Manager shall receive such compensation for services to be rendered to the Company as determined by the Members. The Manager shall be reimbursed by the Company for the reasonable out-of-pocket expenses incurred by it on behalf of the Company and in connection with the business and affairs of the Company, to the extent provided for in the Budget.

ARTICLE VI

TRANSFER OF INTERESTS IN COMPANY

Section 6.1     Prohibited Transfers. Subject to the provisions of Section 6.3, no Member shall sell, transfer, assign, or convey, subject to a security interest or other encumbrance, all or any part of its interest in the Company without the prior written approval of the other Member. Any attempt to so transfer or encumber any such interest shall be null and void.

Section 6.2     Withdrawal. Except as otherwise provided herein, no Member may withdraw from the Company; provided, however, that if the Company engages in any activity that is inconsistent with the provisions of Section 1.4, any Member that is an Insured Bank shall have the right to withdraw from the Company upon delivery of written notice of such withdrawal to the Manager.

ARTICLE VII

TERMINATION AND LIQUIDATION DISTRIBUTION

Section 7.1     Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon (i) the withdrawal of any Member that is an Insured Bank or a bank holding company that is the parent company of an Insured Bank, or (ii) the unanimous vote of the Members to dissolve, wind up or liquidate the Company.

Section 7.2     Winding Up. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the Company’s property has been distributed pursuant to this Section 7.2. The Members shall be responsible for overseeing the winding up and dissolution of the Company, shall take full account of the Company’s liabilities and Property, shall cause the Property to be liquidated as promptly as is consistent with obtaining the fair value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefore, to be applied and distributed in the following order:

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(a)       First, to the payment and discharge of all of the Company’s debts and liabilities to creditors other than the Members;

(b)       Second, to the payment and discharge of all the Company’s debts and liabilities to Members; and

(c)       The balance, if any, to the Members in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

Section 7.3     Compliance With Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article VII to the Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs). If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or any other Person for any purpose whatsoever. In the discretion of the Members, a pro rata portion of the distributions that would otherwise be made to the Members and pursuant to this Article VII may be withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon a practicable.

Section 7.4     Rights of Members. Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contribution and shall have no right or power to demand or receive property other than cash from the Company, and (b) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions, or allocations.

Section 7.5     No Petition for Dissolution. The parties agree that irreparable damages would be done to the good will and reputation of the Company if any Member should bring an action in any court to dissolve the Company and to have a liquidator or receiver for the Company appointed. Care has been taken in this Agreement to provide what the parties feel is fair and just payment in liquidation of the interest of all Members. Accordingly, each Member hereby waives and renounces any right to file or pursue any such petition for dissolution of the Company or to seek the appointment by any court of a liquidator or receiver for the Company.

Section 7.6     Deemed Distribution and Recontribution. Notwithstanding any other provisions of this Article VII, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Property shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have distributed the Property in kind to the Members, who shall be deemed to have assumed and taken subject to all Company liabilities, all in accordance with their

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respective Capital Accounts. Immediately thereafter, the Members shall be deemed to have recontributed the Property in kind to the Company, which shall be deemed to have assumed and taken subject to all such liabilities.

ARTICLE VIII

FINANCIAL AND TAX MATTERS

Section 8.1     Books of Account. The Manager shall keep adequate books of account of the Company wherein shall be recorded and reflected all of the contributions to the capital of the Company, and all of the income, expenses and transactions of the Company. Such books of account shall be kept at the principal place of business of the Company, or such other place that the Manager deems appropriate, and each Member and his authorized representatives shall have free access to and the right to inspect and copy such books of account at reasonable times, during business hours. The Company’s records shall be subject to the audit of any Member or any Member’s authorized representative at mutually convenient times at the expense of the Company.

Section 8.2  Accounting and Reports.

(a)       As soon as practicable after the close of each Fiscal Year, but in no event later than sixty (60) days after the close of any year, the Manager shall deliver to each Member an annual report containing:

(1)       a balance sheet as of the end of the last Fiscal Year and statements of income, Member’s equity, and. cash flow for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles and procedures applied in a consistent method;

(2)       a report of the activities of the Company during the period covered by the report; and

(3)       a record of distributions to members for the period covered thereby.

Such annual statement shall also be provided to any person who is a Member at any time during the last year covered by the annual statements.

(b)       As soon as practicable after the close of each Fiscal Year, but in no event later than 90 days after the close of any year, the Manager shall deliver to each Member all information necessary for the preparation of the Member’s federal income tax returns.

(c)       The Manager shall cause the Company’s accountants to prepare or review the federal, state and local tax returns of the Company for each Fiscal Year and shall timely file such returns.

Section 8.3     Fiscal Year and Accounting Method. The Fiscal Year of the Company for both reporting and federal income tax purposes shall begin with the first day of January and

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end on the last day of December in each calendar year. The Company shall use the accrual method of accounting.

Section 8.4     Banking. All funds of the Company shall be deposited in the name of the Company in one (1) or more bank or investment accounts at such financial institutions as the Manager shall deem appropriate. Funds shall be withdrawn only by the Manager or their authorized representatives.

Section 8.5     Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein shall be made by the Manager in accordance with generally accepted accounting methods and procedures applied in a consistent manner. Such decisions must be acceptable to the Company’s accountants, and the Manager may rely upon the advice of the accountants as to whether a decision is in accordance with generally accepted accounting principles.

Section 8.6     Reserves. The Company shall maintain reasonable reserves for normal working capital and contingencies to the extent that funds are available for that purpose.

Section 8.7     Tax Matters Partner. The Manager is hereby designated as the “Tax Matters partner” for the purposes of Subchapter C of Chapter 63 of Subtitle F of the Code (Sections 6221-6233 of the Code) and (subject to the approval of all of the Members) shall have the authority to exercise all functions provided for in said sections, or in the Treasury Regulations promulgated thereunder, including, to the extent permitted by such Treasury Regulations, the authority to delegate the function of “Tax Matters Partner” to any other person.

Section 8.8     Tax Election. Upon the transfer of an interest in the Company or in the event of a distribution of the Company’s property, the Tax Matters Partner may elect, pursuant to Section 754 of the Code, to adjust the basis of the Company’s Property as allowed by Section 734(b) thereof. The Tax Matters Partner shall be authorized to make any and all other elections beneficial to the Company allowed by the Code.

Section 8.9     Adjustments to Tax Basis. In the event of adjustment to the adjusted tax basis of Company Property under Sections 732, 734 or 743 of the Code, the Capital Accounts of the Members shall be adjusted to the extent provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

ARTICLE IX

MISCELLANEOUS

Section 9.1     Amendments. Amendments to the Agreement may be made only by an instrument in writing signed by all the Members.

Section 9.2     Florida Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Florida.

Section 9.3     Supervision and Regulation. If any Member of the Company is an Insured Bank or the parent holding company of an Insured Bank, the books and records of the Company shall be subject to inspection and examination by examiners of any bank regulatory

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agency having supervisory jurisdiction over such Insured Bank and over any bank holding company of which such Insured Bank is a subsidiary, and the Manager shall make the books and records of the Company available to such agencies and their examiners upon request.

Section 9.4     Notices. Any notice, payment, demand, offer, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes (a) if delivered personally to the Member or to an officer of the Member to whom the same is directed at the address set forth in this Agreement, (b) whether or not the same is actually received, if sent by registered or certified mail, postage and charges prepaid, addressed to a Member, at the address set forth in Exhibit “B” to this Agreement, or (c) in all other cases, when actually received by the party to whom it is addressed. Any party may changes the address to which said notices are to be given by giving written notice of such change to the other Members in the manner set forth herein.

Section 9.5     Captions. Section titles or captions contained in this Agreement are for reference purposes only and shall not be construed to expand or limit any of the terms of this Agreement.

Section 9.6     Variations of Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

Section 9.7     Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

Section 9.8     Counterpart Execution. This Agreement may be executed in several counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

Section 9.9     Waiver. No consent or waiver, express or implied by any Member to or if any breach or default by the other in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or a waiver to or if any other breach or default in the performance by such other member of the same or any other obligations of such Member hereunder. Failure on the part of any Member to complain of any act or failure to act of the other Member or to declare the other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such member of its rights hereunder.

Section 9.10   Binding Effect. Subject to the restrictions on transfers and encumbrances set forth herein, this Agreement shall inure to the benefit of and be binding upon the undersigned Members and their respective heirs, executors,. legal representatives, successors and assigns. Whenever, in this instrument, a reference to any Member is made, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, and permitted assigns of such Member.

Section 9.11   Benefits. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, their personal representatives, heirs, successors and assigns.

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Section 9.12   Attorney’s Fees. In the event the Members are required to engage the services of legal counsel to enforce their rights under this Agreement, regardless of whether such action results in an actual lawsuit being filed, the prevailing Member shall be entitled to reasonable attorneys’ fees from the other Member. In the event of litigation, said attorneys’ fees shall include fees and costs, including costs of paralegals, both at trial and appeal, including bankruptcy actions.

Section 9.13   No Third Party Beneficiaries. This Agreement is solely for the benefit of the Members. No person not a Member shall have any rights or privileges under this Agreement, either as a third-party beneficiary or otherwise.

Section 9.14   Complete Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto and supersedes any prior understandings, whether written or oral, with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations, or warranties among the parties other than those set forth herein provided for.

Section 9.15   Time. Time is of the essence with respect to this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.

Witnesses: Print Name: Print Name:	FLORIDIAN FINANCIAL MORTGAGE, LLC, a Florida limited liability company By: FBC Mortgage, LLC Its: Managing Member By: /s/ S. Joe Nunziata Print Name: S. Joe Nunziata Its: Chief Executive Officer
Witnesses: Print Name: Print Name:	FBC MORTGAGE, LLC, a Florida limited liability company By: /s/ S. Joe Nunziata Print Name: S. Joe Nunziata Its: Chief Executive Officer
Witnesses: Print Name: Print Name:	FLORIDIAN FINANCIAL GROUP, INC., a Florida corporation By: /s/ Thomas H. Dargan Print Name: Thomas H. Dargan Its: President

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EXHIBIT "A"

Initial Capital Contributions

Member and Address	Description of Property Contributed	Amount of Capital Contribution	Percentage Interest Contributed

FBC Mortgage, LLC 201 South Orange Avenue, Suite 1000 Orlando, Florida 32801	CASH	$37,230.00	51%

Floridian Financial Group, Inc., 171 Timuacuan Boulevard Lake Mary, Florida 32746	CASH	$35,770.00	49%

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